                                   EXHIBIT 11


                           DURA PHARMACEUTICALS, INC.
            STATEMENTS RE COMPUTATIONS OF NET INCOME (LOSS) PER SHARE


                                                              1999                1998                1997
NET INCOME PER SHARE - BASIC                             --------------      ---------------     --------------
Net income                                               $   30,004,000      $     2,733,000     $  (84,692,000)
                                                         ==============      ===============     ==============
Weighted average number of common shares:
      Common stock                                           44,132,372           46,028,396         43,828,208
                                                         ==============      ===============     ==============
Net income per share                                     $         0.68      $          0.06        $     (1.93)

NET INCOME PER SHARE - DILUTED

Net income                                               $   30,004,000      $     2,733,000     $  (84,692,000)
                                                         ==============      ===============     ==============
Weighted average number of common and
   common equivalent shares assuming
   issuance of all dilutive contingent shares:
      Common stock                                           44,132,372           46,028,396         43,828,208
      Stock options                                             906,859              744,155                  -
      Warrants                                                  633,070            1,036,440                  -
                                                         --------------       --------------     --------------
         Total                                               45,672,301           47,808,991         43,828,208
                                                         ==============       ==============     ==============
Net income per share                                     $         0.66       $         0.06     $        (1.93)
                                                         ==============       ==============     ==============